Exhibit 10.3

SALES AGREEMENT

between

HPT TA PROPERTIES TRUST

as Purchaser,

and

TA OPERATING LLC,

as Seller

June 16, 2015

SALES AGREEMENT

THIS SALES AGREEMENT is made and entered into as of June 16, 2015 (the “Effective Date”) between HPT TA PROPERTIES TRUST, a Maryland real estate investment trust, together with any of its successors and assigns as expressly permitted hereunder, as purchaser (“Purchaser”), and TA Operating LLC, a Delaware limited liability company, as seller (“Seller”).

PRELIMINARY STATEMENTS

Purchaser and Seller are parties, among others, to that certain Transaction Agreement, dated as of June 1, 2015 (the “Transaction Agreement”), pursuant to which Seller agreed to sell and Purchaser agreed to purchase the Property (this and other capitalized terms used and not otherwise defined herein shall have the meaning given such terms in Article 1), subject to and in accordance with the terms and conditions in the Transaction Agreement and as hereinafter set forth.

NOW, THEREFORE, it is agreed:

ARTICLE 1
DEFINITIONS

1.1       Capitalized Terms.  Capitalized terms used and not otherwise defined in this Agreement shall have the meanings set forth below or in the section of this Agreement referred to below and such definitions shall apply equally to the singular and plural forms of such terms.

“Agreement”:  this Sales Agreement, together with all exhibits attached hereto.

“Closing”:  the closing and consummation of the purchase and sale transaction contemplated by this Agreement.

“Improvements”:  collectively, all buildings, structures and other improvements of every kind including, but not limited to, underground storage tanks, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site), parking areas and roadways appurtenant to such buildings and structures situated upon the Land.

“Intangible Property”:  collectively, all transferable or assignable permits, certificates of occupancy, sign permits, development rights and approvals, certificates, licenses, warranties and guarantees, and all other transferable intangible property, miscellaneous rights, benefits and privileges of any kind or character related to the ownership, and not the operation, of the Land and Improvements, but only to the extent the foregoing is assignable without cost to Seller.

“Internal Revenue Code”:  the Internal Revenue Code of 1986, as amended and in effect from time to time, and including the applicable Treasury Regulations thereunder.

“Land”:  collectively, the parcel or parcels of land described in Exhibit A together with all easements and appurtenances related thereto.

“Permitted Encumbrances”:  collectively, applicable zoning, subdivision, building and other land use laws and regulations; liens for taxes, assessments and governmental charges not yet due and payable or due and payable but not yet delinquent; all matters shown on or referenced in the Title Commitment which are reasonably acceptable to Purchaser; and all matters shown on the Survey which are reasonably acceptable to Purchaser.

“Property”:  collectively, all of Seller’s right title and interest in and to the Real Property and/or the Intangible Property.

“Purchase Price”:  Six Million Nine Hundred Fifty-Nine Thousand One Hundred Forty-Six dollars ($6,959,146).

“Purchaser”:  the meaning given such term in the preamble of this Agreement.

“Real Property”:  the Improvements.

“Seller”:  the meaning given such term in the preamble of this Agreement.

“Survey”:  the ALTA/ACSM land title survey of the Land and Improvements prepared by Landmark Fleet Surveyors and dated June 1, 2015.

“Title Commitment”:  the title commitment for the Real Property issued by the Title Company and dated April 25, 2015.

“Title Company”:  Stewart Title Guarantee Company.

ARTICLE 2
PURCHASE AND SALE; CLOSING

2.1       Purchase and Sale.  In consideration of the payment of the Purchase Price by Purchaser to Seller as herein provided and for other good and valuable consideration, Seller shall sell the Property to Purchaser, and Purchaser shall purchase the Property from Seller, subject to and in accordance with the terms and conditions of this Agreement.

2.2       Closing.  The purchase and sale of the Property shall be consummated contemporaneously with the execution of this Agreement.

2.3       Purchase Price.  The purchase price to be paid by Purchaser to Seller for the Property shall be the Purchase Price.

2.4       IRS Real Estate Sales Reporting.  Seller shall act as “the person responsible for closing” the transaction which is the subject of this Agreement pursuant to Section 6045(e) of the Internal Revenue Code and shall prepare and file all informational returns, including IRS Form 1099-S, and shall otherwise comply with the provisions of Section 6045(e) of the Internal Revenue Code.

ARTICLE 3
CLOSING OBLIGATIONS

3.1       Seller’s Closing Obligations.  On the Effective Date, Seller shall deliver to Purchaser:

(i)      A good and sufficient deed with covenants against grantor’s acts, or its local equivalent, in proper statutory form for recording, duly executed and acknowledged by Seller, conveying good and marketable fee simple title to the Real Property, free from all liens and encumbrances other than the Permitted Encumbrances;

(ii)     A certificate of non-foreign status, pursuant to Section 1445 of the Internal Revenue Code, substantially in the form of Exhibit B, duly executed by TravelCenters of America LLC;

(iii)    An executed counterpart amendment of the Amended and Restated TA Lease as contemplated by the Transaction Agreement; and

(iv)    Such other conveyance documents, certificates, deeds, affidavits and other instruments as Purchaser, Seller or the Title Company may reasonably require to carry out the transactions contemplated by this Agreement and as are customary in like transactions in the area in which the Real Property is located.

3.2       Assignment and Assumption of Intangible Property and Indemnity.  Seller hereby assigns to Purchaser all of Seller’s right, title and interest in and to the Intangible Property to the extent first arising from and after the Effective Date.  Purchaser hereby assumes all of Seller’s obligations with respect to the Intangible Property to the extent first arising from and after the Effective Date.  Purchaser hereby agrees to perform all of Seller’s obligations with respect to the Intangible Property to the extent first arising from and after the Effective Date.  In each case, subject to any lease or other agreement between Seller and Purchaser that may otherwise allocate responsibilities, Purchaser shall indemnify, defend and hold harmless Seller from and against any and all losses, costs, damages, demands, expenses, fees, fines, including reasonable attorneys’ fees (“Losses”) arising from the Intangible Property to the extent first arising from and after the Effective Date and Seller shall indemnify, defend and hold harmless Purchaser from and against any and all Losses arising from the Intangible Property to the extent first arising prior to the Effective Date.

3.3       Purchaser’s Closing Obligation.  On the Effective Date, Purchaser shall pay the Purchase Price to Seller by wire transfer of immediately available funds as instructed by Seller and shall deliver an executed counterpart amendment of the Amended and Restated TA Lease as contemplated by the Transaction Agreement.

ARTICLE 4
PRORATIONS

4.1       Proration Items.  Inasmuch as Seller will be leasing the Property from Purchaser on and after the Effective Date, all customary and usual prorations, including for ad valorem real estate taxes, personal property taxes, assessments or special assessments, water, gas, electric or other utilities,  shall be made for the account of Seller as seller under this Agreement or as the tenant under the lease being entered into by Seller and Purchaser.

4.2       Survival.  The obligations of the parties under this Article 4 shall survive the Closing.

ARTICLE 5
MISCELLANEOUS

5.1       Like-Kind Exchange.  Seller may elect to effectuate the transaction contemplated by this Agreement as part of a forward like-kind exchange in accordance with Section 1031 of the Internal Revenue Code.  In furtherance of the foregoing and notwithstanding anything contained in this Agreement to the contrary, Seller may assign its rights under this Agreement to a “qualified intermediary” in order to facilitate a forward like kind exchange under Section 1031 of the Internal Revenue Code, and Purchaser agrees to execute an instrument acknowledging and consenting to the same; provided, however, such assignment shall not relieve Seller of any of its obligations hereunder.

5.2       Governing Law.  This Agreement shall be interpreted, construed, applied and enforced in accordance with the laws of The Commonwealth of Massachusetts.

5.3       Severability.  If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflict of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

5.4       No Third Party Beneficiaries.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.  This Agreement is not intended and shall not be construed to create any rights in or to be enforceable in any part by any other persons.

5.5       Entire Agreement.  This Agreement and the Transaction Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and shall supersede and take the place of any other instruments purporting to be an agreement of the parties hereto relating to the subject matter hereof.

5.6       Merger.  Except with respect to the any obligation expressly stated to survive the Closing, none of the terms or provisions of this Agreement shall survive the Closing, and the payment of the Purchase Price and delivery of the deed and other closing documents at the

Closing shall effect a merger, and be deemed the full performance and discharge of every obligation on the part of Seller and/or Purchaser to be performed hereunder.

5.7       Counterparts.  This Agreement may be executed in one (1) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Any such counterparts or signatures may be delivered by facsimile or e-mail (in .pdf format), and any counterparts or signatures so delivered shall be deemed an original counterpart or signature for all purposes related to this Agreement.

5.8       Section and Other Headings.  The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

5.9       Time of Essence.  Time shall be of the essence with respect to the performance of each and every covenant and obligation, and the giving of all notices, under this Agreement.

5.10     STATEMENT OF LIMITED LIABILITY.  THE DECLARATION OF TRUST ESTABLISHING PURCHASER, DATED NOVEMBER 29, 2006, AS AMENDED AND SUPPLEMENTED, AS FILED WITH THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF PURCHASER SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, PURCHASER.  ALL PERSONS DEALING WITH PURCHASER IN ANY WAY SHALL LOOK ONLY TO THE ASSETS OF PURCHASER FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

5.11     Survival.  The provisions of this Article 5 shall survive the Closing.

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IN WITNESS WHEREOF, Purchaser and Seller have caused this Agreement to be executed as a sealed instrument as of the date first above written.

PURCHASER:

HPT TA PROPERTIES TRUST,
a Maryland real estate investment trust

By:	/s/ John G. Murray
John G. Murray
President

SELLER:

TA OPERATING LLC,
a Delaware limited liability company

By:	/s/ Mark R. Young
Mark R. Young
Executive Vice President

[Signature Page to Sales Agreement – Ashland, VA]

Exhibit A Legal Description PARCEL 1: ALL that certain tract, piece or parcel of land, with the improvements thereon and appurtenances thereunto belonging, lying and being in Ashland District Hanover County, Virginia, containing 13.355 acres: as shown on “Plat of Property Situated on the Northern Line of Route No. 54 and West of Route No. 95, Hanover County, Virginia,” dated March 1, 1965, made by Chas, H. Fleet and Associates, Certified Surveyors, and being more particularly described as follows: BEGINNING, at a stone in the north line of State Route No. 54 at the point where the east line of the property of Humble Oil and Refining Company intersects said north line of State Route No. 54: thence extending N. 6 degrees 15’ W. 150 feet to a rod: thence S. 77 degrees 41’ 54” W. 200 feet to a rod: thence S. 6 degrees 15’ E. 150 feet to a rod in the said north line of State Route No. 54: thence along the said north line of State Route No. 54 S. 77 degrees 41’ 54” W. 30.59 feet to a stone and from said stone continuing, westwardly 69.41 feet to a rod: thence back from the north line of State Route No. 54 N. 6 degrees 15’ W. 148.66 feet to a rod: thence N. 8 degrees 26’ 43” E. 471.50 feet to a rod: thence N. 77 degrees 41’ 54” E. 100.15 feet to a rod: thence N. 8 degrees 26’. 43” E. 347.70 feet to a rod: thence S. 85 degrees 32’ E. 646.09 feet to a rod: thence S. 4 degrees 12’ 48” W. 613.82 feet to a stone: thence S. 54 degrees 25’ 34” W. 68.45 feet to a stone: thence S. 35 degrees 20’ W. 66.62 feet to a stone: thence S. 75 degrees 52’ 10” W. 299.89 feet to a stone: thence S. 71 degrees 55’ 30” W. 100.69 feet to a stone: thence S. 13 degrees 36’ W. 45.35 feet to the point and place of beginning. LESS AND EXCEPT: A 100 foot by 150 foot parcel of land located fronting on Route No. 54 between the American Oil Station and the Humble Oil Station, said parcel having been conveyed to Truckstops Corporation of America from E. Philip Saunders and Carole Saunders, his wife, by Deed dated August 31, 1983, and recorded in Hanover County, Virginia, in Deed Book 539, Page 135, and re-recorded on December 15, 1983, in Deed Book 542, Page 312. LESS AND EXCEPT: That parcel of land conveyed to the Commonwealth of Virginia, for land for Route 54, by Deed dated October 24, 1966, and recorded March 10, 1967, in the aforesaid Clerk’s Office, in Deed Book 264, Page 185. PARCEL 2: ALL that piece or parcel of land containing 6.00 acres, lying and being in Ashland District. Hanover County, Virginia, as shown on a plat of subdivision entitled “Interstate Commercial Park Subdivision. Section L” dated January 25, 1982, prepared by Johnson & Anderson of Virginia, Inc., a copy of which is recorded in the Clerk’s Office, Circuit Court, Hanover County, Virginia, in Plat Book 5, Page 135, reference to which is hereby made for a more particular description of the property herein conveyed. PARCEL 3: ALL that certain piece or parcel of land on the northern line of Route No. 54, containing 0.34 acre, according to a survey plat dated January 13, 1983, and revised March 1, 1983, prepared by Chas, H. Fleet & Associates, Engineer & Surveyors, located in the Ashland District, Hanover County, Virginia, and more particularly described as: BEGINNING at a rod on the northern line of Route No. 54, approximate 0.24 mile west of Interstate Route No. 95, where the western property line of Exxon Corporation intersects the said northern line of Route No. 54: thence (1) along the said northern line of Route No. 54, in a westerly direction S. 77 degrees - 41’ 54” W. 30.59 feet to a stone monument: thence (2) continuing along the said northern line of Route No. 54 in a westwardly direction, which is a curved line to the right having a radius of 1,803.86 feet and a length of 69.41 feet to an iron rod’ thence (3) in a northwardly direction N. 6 degrees - 15’ W. 148.66 feet to an iron rod: thence (4) continuing in a northwardly direction N. 8 degrees - 26’ - 43’ E.

1.34 feet to an iron rod; thence (5) in an eastwardly direction N. 78 degrees 25’ 13” E. 99.66 feet to an iron rod; thence (6) in a southwardly direction S. 6 degrees 15’ E. 150.00 feet to an iron rod on the northern line of Route No. 54, the point of beginning. ALL of the above described land being the same as follows: BEGINNING at a stone in the North line of State Route No. 54 at the point where the East line of the property of Exxon Company intersects said North line of State Route No. 54; thence extending N. 6 degrees 15’00” W. a distance of 150.00 feet to a nail: thence S. 77 degrees 41’ 54” W. a distance of 200.00 feet to a rod; thence S. 6 degrees 15’ 00” E. a distance of 150.00 feet to a rod in said North line of State Route No. 54; thence along said North line of State Route No. 54 S. 77 degrees 41’ 54” W. a distance of 30.59 feet to a stone; thence along a curve to the right. having a radius of 1.803.86 feet and a length of 69.41 feet to a rod; thence leaving State Route No. 54 N. 6 degrees 15’ 00” W. a distance of 148.66 feet to a rod; thence N. 8 degrees 26’ 43” E a distance of 471.50 feet to a rod, thence N. 77 degrees 41’ 54” E. a distance of 100.15 feet to a spike: thence N. 8 degrees 26’ 43” E. a distance of 347.70 feet to a rod; thence N. 85 degrees 32’ 00” W. a distance of 30.37 feet to a rod; thence N. 00 degrees 05’ 09” W. a distance of 379.60 feet to a rod; thence 8.85 degrees 32’ 06” E. 704.92 feet; thence S. 04 degrees 12’ 48” W. a distance or 992.23 feet to a rod; thence S. 54 degrees 25’ 34” W. a distance of 88.45 feet to a rod: thence S. 35 degrees 20’ 00” W. a distance of 66.62 feet to a lead hub; thence S. 81 degrees 31’44” W. a distance of 378.83 feet to a nail; thence S. 13 degrees 36’ 00” W. a distance of 95.38 feet to the point of beginning and containing 19.178 acres. BEING the same property conveyed to HPT TA Properties Trust. a Maryland real estate investment trust, by Special Warranty Deed from TA Operating LLC. a Delaware limited liability company (formerly TA Operating Corporation), dated January 31, 2007, and recorded February 22, 2007, in the Clerk’s Office, Circuit Court, Hanover County. Virginia. in Deed Book 2844, Page 241.  Purported Address: 100 North Carter Road, Ashland, VA 23005

EXHIBIT B

Form of FIRPTA Certificate

(See attached)

FIRPTA CERTIFICATE

Section 1445 of the Internal Revenue Code of 1986, as amended, provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. federal income tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by TravelCenters of America LLC, a Delaware limited liability company  (“Transferor”), pursuant to the Development Property Agreement, dated as of [•], 2015, between TA Operating LLC and [HPT entity], Transferor hereby certifies to [transferee entity] (“Transferee”) the following:

Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and income tax regulations thereunder);

Transferor is not a disregarded entity as defined in Treasury Regulation Section 1.1445-2(b)(2)(iii);

TA Operating LLC, which has legal title to one or more transferred U.S. real property interests under local law, is disregarded as an entity separate from Transferor for U.S. federal income tax purposes;

Transferor’s U.S. employer identification number is 20-5701514; and

Transferor’s office address is 24601 Center Ridge Road, Westlake, OH 44145.

The undersigned and Transferor understand that this certificate may be disclosed to the Internal Revenue Service by Transferee and any transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

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Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have the authority to sign this document on behalf of Transferor.

TravelCenters of America LLC

By:
Name:
Title:

Date:  [•], 2015